EXHIBIT 99.1

AMCORE Financial, Inc. Reports 1st Quarter Results; Announces Corporate Restructuring

ROCKFORD, Ill., April 27, 2009 (GLOBE NEWSWIRE) -- AMCORE Financial, Inc. (Nasdaq:AMFI) today announced financial results for the first quarter 2009.

                   (Numbers in Thousands, Except Per Share Data)
               1st quarter 2009  1st quarter 2008  4th quarter 2008

 Net Revenues         $43,857           $54,565          $43,873
 Net Income (Loss)   ($30,398)         ($27,459)        $(32,119)
 Diluted Shares        22,683            22,601           22,652
 Diluted EPS           ($1.34)           ($1.21)          $(1.42)

AMCORE reported a net loss of ($30.4) million for first quarter 2009, compared to a net loss of ($27.5) million in the prior-year period and a net loss of ($32.1) million in the previous quarter. Loss per diluted share was ($1.34) for first quarter 2009, compared to a loss of ($1.21) per diluted share in first quarter 2008, and a loss of ($1.42) in the previous quarter.

In addition to the first quarter results, AMCORE also announced today several strategic cost reduction measures that better align the Company's operations and cost structure to the realities of today's marketplace. These actions include decreases in executive pay and a nine percent reduction of its work force, resulting in $20 million in annualized cost savings. The reduction in workforce includes the elimination of 116 positions, including that of Donald H. Wilson, President and Chief Operating Officer, and Richard E. Stiles, Executive Vice President, Commercial Banking Group. The Company is grateful for their years of service and contributions to AMCORE.

"Our focus is on streamlining our operations to strengthen our business and better position AMCORE for the future," said William R. McManaman, Chairman and CEO of AMCORE. "The global economy and the financial services industry face unprecedented challenges that demand new ways of operating and have required us to make these difficult decisions. We appreciate the support and understanding of our employees, whose expertise and unwavering commitment allows us to provide the highest levels of service."

Significant key actions include:

 * Increased the loan loss reserves by providing an additional $62.7 million. After charge-offs of $33.6 million, the allowance for loan losses was $165.6 million, or 4.61% of ending loans.

 * Reduced concentrations in construction and development loans by 24 percent from a year ago and seven percent from the previous quarter.
   This segment of the loan portfolio represents 58 percent of the non-accrual loans.

 * Decreased operating expenses by 12 percent from a year ago and four percent from the previous quarter. The decrease in expenses was achieved despite increased collection costs and deposit insurance premiums.

Organizational Structure

"The bank's infrastructure was built for a more expansionary economy with higher growth rates," said Mr. McManaman. "The organizational changes announced today are expected to streamline operations in order to stabilize and strengthen our business in the face of today's economic challenges and to create a stronger and more efficient AMCORE."

The key elements of the cost reduction measures include:

 * Changes to the organizational structure with 116 position eliminations, including two executive officers. Estimated charges due to the restructuring are expected to be $2 million in second quarter 2009.

 * Reductions of five percent in executive salaries and suspension of employee merit increases.

 * Decreases in the Company's contribution to the 401(k) plan.

 * Modifications in branch hours to more closely reflect customer usage patterns.

Total annual cost reductions from actions taken during the last five quarters approximate $26 million, or about 15 percent of the bank's 2008 operating expense run rate, which are expected to have a significant benefit to the company going forward.

Headlines

 * Average bank issued deposits increased six percent, or $161.9 million, to $3.0 billion compared to fourth quarter 2008, while ending balances increased $365.0 million or 13 percent from
   December 31, 2008. The increases are due to non-interest bearing and time deposits.

 * AMCORE closed $113 million in first mortgages that helped 710 customers to purchase or refinance their homes in first quarter
   2009.

 * Ending loan balances decreased $195.3 million or five percent from
   December 31, 2008.  This decrease was primarily the result of strategic actions to reduce non-relationship credits in the portfolio.

 * Average investment securities declined 14 percent, or $120.8 million, due to a $384 million sale of securities in first quarter
   2009.

 * Net interest income was $22.5 million, or 1.94 percent of average earning assets in first quarter 2009, compared to $36.7 million or
   3.12 percent of average earning assets in first quarter 2008, and
   $26.9 million, or 2.35 percent of average earning assets in fourth quarter 2008. The decreases in margin from both periods were primarily due to lower loan balances, higher levels of non-accrual loans, the cost of building liquidity and continued declines in interest rates.

 * Non-interest income was $21.4 million in the first quarter 2009 compared to $17.9 million in the first quarter 2008 and $16.9 million in the fourth quarter 2008, with increases of $3.5 million and $4.5 million, respectively.  First quarter 2009 included $6.9 million of security gains, compared to $1.0 million in both the fourth and first quarters of 2008, as well as $311,000 in increased mortgage revenues compared to the previous quarter.  These increases were partially offset by lower customer service fees and lower fee income from investment management and brokerage.

Capital and Liquidity

While AMCORE's capital levels have declined as credit losses have increased, the bank is adequately capitalized with $333 million in regulatory bank capital as of March 31, 2009. The $333 million does not reflect $123 million of AMCORE's loan loss reserves and $56 million of currently expected future tax benefits associated with the loan losses. These amounts provide additional capacity to absorb potential future credit losses, but current regulatory rules limit their inclusion for calculation purposes. AMCORE's regulatory capital, plus the full amount of its reserves and deferred tax assets, totaled over $512 million at March 31, 2009.

As a result of being adequately capitalized, AMCORE's funding costs and insurance premiums will increase and its access to certain wholesale funding will be limited. As part of its prudent liquidity management, AMCORE maintains cash equivalents and other liquid assets of about $680 million. There was margin compression from maintaining a more highly liquid balance sheet that helps AMCORE to better serve its customers. AMCORE management has pursued, and continues to actively pursue, all capital raising activities available in today's market place.

Asset Quality and Operating Expenses

 * Provision for loan losses was $62.7 million, a $5.5 million increase from $57.2 million in first quarter 2008 and a $5.3 million increase from $57.5 million in fourth quarter 2008.
     - Net charge-offs were $33.6 million compared to $13.6 million in first quarter 2008, and $55.9 million in fourth quarter 2008.
       Provision for loan losses are accrued when losses are probable, whereas chargeoffs are taken when the loss is subsequently confirmed.
     - Non-performing loans were $402 million at March 31, 2009, compared to $114 million at March 31, 2008, and $313 million at
       December 31, 2008.

 * The percentage of total non-accrual loans to total loans was 10.9 percent at March 31, 2009, up from 2.9 percent at March 31, 2008, and 8.0 percent at December 31, 2008.

 * Operating expenses decreased 12 percent, or $5.4 million, compared to first quarter 2008, and decreased four percent, or $1.5 million, compared to fourth quarter 2008, primarily due to decreases in personnel costs, professional fees and net occupancy and equipment expense. The decrease in expenses was achieved despite the increased collection expenses of $657,000 compared to the same quarter a year ago and increased deposit insurance premiums of $1.8 million compared to the same quarter a year ago, and $873,000 compared to the previous quarter.

Additional financial data for the Company's earnings call will be available in the presentation section of the Investor Relations page on the Company's website at www.AMCORE.com.

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion with 74 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction, land development and other land loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and value of collateral and the possible impairment of collectibility of loans;(XXII) changes in lending terms to the Company and the Bank by the Federal Reserve, Federal Home Loan Bank, or any other regulatory agency or third party; and, (XXIII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time.

                        AMCORE Financial, Inc.
                    CONSOLIDATED FINANCIAL SUMMARY
                             (Unaudited)

 ($ in 000's except   ------------------------------------------------
  per share data)     1st Qtr.  4th Qtr.  3rd Qtr.  2nd Qtr.  1st Qtr.
 SHARE DATA             2009      2008      2008      2008      2008
 ----------           ------------------------------------------------
 Diluted earnings per
  share               $  (1.34) $  (1.42) $  (0.79) $  (0.89) $  (1.21)
 Cash dividends       $     --  $     --  $  0.049  $  0.049  $  0.180
 Book value           $  10.66  $  11.55  $  12.74  $  13.85  $  15.21
 Average diluted
  shares outstanding    22,683    22,652    22,647    22,614    22,601
 Ending shares
  outstanding           22,738    22,682    22,655    22,648    22,612

 INCOME STATEMENT
 ----------------

 Total interest
  income              $ 53,878  $ 61,415  $ 66,452  $ 69,088  $ 75,801
 Total interest
  expense               31,412    34,467    34,190    33,079    39,135
                      ------------------------------------------------
 Net interest income    22,466    26,948    32,262    36,009    36,666

 Provision for loan
  losses                62,743    57,487    48,000    40,000    57,229

 Non-interest income:
  Investment
   management & trust    3,004     3,661     3,907     4,394     4,307
  Service charges on
   deposits              6,377     8,075     9,152     8,680     7,334
  Net mortgage
   revenues                409        98       203        (5)      345
  Company owned life
   insurance             1,016       997     1,227     1,106     1,236
  Brokerage commission     756       739       963     1,258     1,313
  Bankcard fee income    1,999     2,062     2,241     2,286     2,005
  Net security gains     6,911     1,008        --        --     1,010
  Other                    919       285     2,552     1,814       349
                      ------------------------------------------------
 Total non-interest
  income                21,391    16,925    20,245    19,533    17,899

 Operating expenses:
  Personnel costs       20,806    21,171    21,328    22,039    24,374
  Net occupancy &
   equipment             6,467     6,677     6,469     6,469     6,842
  Data processing          791       733       715       763       751
  Professional fees      1,878     2,141     1,981     1,955     2,547
  Communication          1,150     1,176     1,318     1,301     1,259
  Advertising &
   business
   development             585       718       796       616       708
  Other                  7,764     8,318     5,757    15,157     8,400
                      ------------------------------------------------
 Total operating
  expenses              39,441    40,934    38,364    48,300    44,881
                      ------------------------------------------------

 Loss before income
  taxes                (58,327)  (54,548)  (33,857)  (32,758)  (47,545)
  Income tax benefit   (27,929)  (22,429)  (15,870)  (12,524)  (20,086)
                      ------------------------------------------------
 Net Loss             $(30,398) $(32,119) $(17,987) $(20,234) $(27,459)
                      ================================================

                                                    ------------------
 ($ in 000's except per share data)                  1Q/4Q    1Q 09/08
 SHARE DATA                                         Inc(Dec)  Inc(Dec)
 ----------                                         ------------------
 Diluted earnings per share                             (5%)      10%
 Cash dividends                                          0%     (100%)
 Book value                                             (8%)     (30%)
 Average diluted shares outstanding                      0%        0%
 Ending shares outstanding                               0%        1%

 INCOME STATEMENT
 ----------------

 Total interest income                                 (12%)     (29%)
 Total interest expense                                 (9%)     (20%)
                                                    ------------------
 Net interest income                                   (17%)     (39%)

 Provision for loan losses                               9%       10%

 Non-interest income:
  Investment management & trust                        (18%)     (30%)
  Service charges on deposits                          (21%)     (13%)
  Net mortgage revenues                                N/M        19%
  Company owned life insurance                           2%      (18%)
  Brokerage commission                                   2%      (42%)
  Bankcard fee income                                   (3%)      (0%)
  Net security gains                                   N/M       N/M
  Other                                                222%      163%
                                                    ------------------
 Total non-interest income                              26%       20%

 Operating expenses:
    Personnel costs                                     (2%)     (15%)
    Net occupancy & equipment                           (3%)      (5%)
    Data processing                                      8%        5%
    Professional fees                                  (12%)     (26%)
    Communication                                       (2%)      (9%)
    Advertising & business development                 (19%)     (17%)
    Other                                               (7%)      (8%)
                                                    ------------------
 Total operating expenses                               (4%)     (12%)
                                                    ------------------

 Loss before income taxes                                7%       23%
  Income tax benefit                                    25%       39%
                                                    ------------------
 Net Loss                                               (5%)      11%
                                                    ==================

                      ------------------------------------------------
                      1st Qtr.  4th Qtr.  3rd Qtr.  2nd Qtr.  1st Qtr.
 KEY RATIOS AND DATA    2009      2008      2008      2008      2008
 -------------------  ------------------------------------------------

 Net interest margin
  (FTE)                  1.94%     2.35%     2.76%     3.07%     3.12%

 Return on average
  assets                -2.40%    -2.54%    -1.40%    -1.58%    -2.13%
 Return on average
  equity               -48.24%   -44.78%   -22.77%   -23.54%   -29.44%
 Efficiency ratio       89.93%    93.30%    73.06%    86.97%    82.26%
 Equity/assets (end
  of period)             4.58%     5.21%     5.76%     6.06%     6.64%

 Allowance to loans
  (end of period)        4.61%     3.60%     3.54%     3.44%     2.48%
 Allowance to
  non-accrual loans        42%       45%       71%       78%       86%
 Allowance to
  non-performing loans     41%       44%       70%       78%       85%
 Non-accrual loans to
  loans                 10.93%     8.03%     4.99%     4.40%     2.89%
 Non-performing assets
  to total assets        7.88%     6.56%     4.03%     3.50%     2.25%

 ($ in millions)
 Total assets under
  administration      $ 1,882   $ 1,999   $ 2,247   $ 2,458   $ 2,712
 Mortgage loans
  closed              $   113   $    27   $    38   $    72   $    74

                                                    ------------------
                                                     Basis     Basis
                                                     Point     Point
 KEY RATIOS AND DATA                                 Change    Change
 -------------------                                ------------------

 Net interest margin (FTE)                              (41)     (118)

 Return on average assets                                14       (27)
 Return on average equity                              (346)      N/M
 Efficiency ratio                                      (337)      N/M
 Equity/assets (end of period)                          (63)     (206)

 Allowance to loans (end of period)                     101       213
 Allowance to non-accrual loans                        (267)      N/M
 Allowance to non-performing loans                     (239)      N/M
 Non-accrual loans to loans                             290       N/M
 Non-performing assets to total assets                  132       N/M

 ($ in millions)
 Total assets under administration                       (6%)     (31%)
 Mortgage loans closed                                  N/M        53%

 N/M = not meaningful

 AMCORE Financial, Inc.

 (Unaudited)

 ($ in 000's)   ------------------------------------------------------
 AVERAGE         1st Qtr.   4th Qtr.    3rd Qtr.  2nd Qtr.   1st Qtr.
  BALANCE SHEET    2009       2008       2008       2008       2008
 -------------- ------------------------------------------------------
 Assets:
 Investment
  securities,
  at cost       $  725,592 $  846,415 $  883,057 $  895,852 $  876,254
 Short-term
  investments      343,094     76,115     95,259     16,909      3,890
 Loans held for
  sale              14,671      2,862      4,523      7,811      8,565
 Loans:
   Commercial      739,413    773,736    765,776    785,912    774,482
   Commercial
    real estate  2,180,385  2,222,806  2,234,286  2,310,215  2,346,154
   Residential
    real estate    441,809    445,372    445,837    455,929    473,545
   Consumer        373,946    369,654    361,107    344,787    335,272
                ------------------------------------------------------
  Total loans   $3,735,553 $3,811,568 $3,807,006 $3,896,843 $3,929,453
                ------------------------------------------------------
  Total earning
   assets       $4,818,910 $4,736,960 $4,789,845 $4,817,415 $4,818,162

 Allowance for
  loan losses     (149,186)  (133,968)  (123,693)   (99,197)   (53,982)
 Goodwill               --         --         --      6,081      6,148
 Other non-
  earning assets   456,674    424,031    438,972    424,046    404,324
                ------------------------------------------------------
  Total assets  $5,126,398 $5,027,023 $5,105,124 $5,148,345 $5,174,652
                ======================================================
 Liabilities and
  Stockholders'
  Equity:
 Non-interest
  bearing
  deposits      $  481,486 $  453,717 $  476,378 $  492,882 $  479,571
 Interest
  bearing
  deposits       1,111,332  1,223,287  1,462,149  1,781,361  1,824,232
 Time deposits   1,397,213  1,151,156  1,048,560    944,914    994,795
                ------------------------------------------------------
  Total bank
   issued
   deposits     $2,990,031 $2,828,160 $2,987,087 $3,219,157 $3,298,598
                ------------------------------------------------------
 Wholesale
  deposits       1,139,003  1,018,975    887,366    683,246    593,083
 Short-term
  borrowings       351,232    446,041    370,946    355,916    435,708
 Long-term
  borrowings       353,102    403,632    490,034    488,453    417,492
                ------------------------------------------------------
  Total
   wholesale
   funding      $1,843,337 $1,868,648 $1,748,346 $1,527,615 $1,446,283
                ------------------------------------------------------
  Total interest
   bearing
   liabilities   4,351,882  4,243,091  4,259,055  4,253,890  4,265,310
                ------------------------------------------------------
 Other
  liabilities       37,487     44,843     55,456     55,914     54,695
                ------------------------------------------------------
  Total
   liabilities  $4,870,855 $4,741,651 $4,790,889 $4,802,686 $4,799,576
                ------------------------------------------------------
 Stockholders'
  equity           262,464    297,392    320,549    345,498    373,870
 Other
  comprehensive
  (loss) income     (6,921)   (12,020)    (6,314)       161      1,206
                ------------------------------------------------------
  Total
   stockholders'
   equity          255,543    285,372    314,235    345,659    375,076
                ------------------------------------------------------
  Total
   liabilities &
   stock-
   holders'
   equity       $5,126,398 $5,027,023 $5,105,124 $5,148,345 $5,174,652
                ======================================================

 CREDIT QUALITY
 --------------
 Ending
  allowance for
  loan losses   $  165,577 $  136,412 $  134,833 $  133,393 $    96,732
 Net charge-offs    33,578     55,908     26,757      3,339      13,637
 Net charge-offs
  to avg loans
  (annualized)        3.65%      5.84%      2.80%      0.34%      1.40%
 Non-performing
  assets:
  Non-accrual
   loans        $  392,510 $  304,176 $  190,135 $  170,910 $  112,945
  Loans 90 days
   past due &
   still
   accruing          8,784      8,889      1,267        894      1,107
  Troubled debt
   restructured
   loans (TDRs)        811         --         --         --         11
                ------------------------------------------------------
   Total non-
    performing
    loans          402,105    313,065    191,402    171,804    114,063
  Foreclosed
   real estate      14,996     16,899     10,224      8,906      2,422
  Other
   foreclosed
   assets              237        224        393        257        246
                ------------------------------------------------------
   Total non-
    performing
    assets      $  417,338 $  330,188 $  202,019 $  180,967 $  116,731
                ======================================================

 YIELD AND RATE
  ANALYSIS
 --------------
 Assets:
 Investment
  securities
  (FTE)               4.47%      4.80%      4.65%      4.69%      4.71%
 Short-term
  investments         0.23%      0.71%      1.96%      2.22%      4.48%
 Loans held for
  sale                4.50%      7.59%      6.85%      5.96%      6.54%
 Loans:
   Commercial         4.33%      5.01%      5.64%      5.92%      6.78%
   Commercial
    real estate       4.75%      5.13%      5.70%      5.94%      6.66%
   Residential
    real estate       5.02%      5.48%      5.79%      5.94%      6.40%
   Consumer           7.72%      7.92%      7.87%      7.90%      7.93%
                -------------------------------------------------------
  Total loans
   (FTE)              5.00%      5.42%      5.90%      6.11%      6.76%
                -------------------------------------------------------
  Total interest
   earning
   assets (FTE)       4.58%      5.23%      5.60%      5.83%      6.38%
                =======================================================
 Liabilities:
 Interest
  bearing
  deposits            0.53%      1.03%      1.42%      1.63%      2.42%
 Time deposits        3.42%      3.68%      3.79%      3.99%      4.37%
                -------------------------------------------------------
  Total bank
   issued
   deposits           2.14%      2.31%      2.41%      2.45%      3.11%
                -------------------------------------------------------
 Wholesale
  deposits            4.29%      4.58%      4.61%      4.66%      5.02%
 Short-term
  borrowings          2.52%      3.18%      3.29%      3.37%      3.69%
 Long-term
  borrowings          4.45%      5.21%      4.49%      4.53%      5.63%
                -------------------------------------------------------
  Total
   wholesale
   funding            3.98%      4.38%      4.30%      4.32%      4.82%
                -------------------------------------------------------
  Total interest
   bearing
   liabilities        2.92%      3.22%      3.19%      3.12%      3.68%
                =======================================================
 Net interest
  spread              1.66%      2.01%      2.41%      2.71%      2.70%
 Net interest
  margin (FTE)        1.94%      2.35%      2.76%      3.07%      3.12%
                =======================================================
 FTE adjustment
  (000's)       $      665 $      834 $      844 $      803 $      746

                                    ----------------------------------
 ($ in 000's)                          1Q/4Q     1Q 09/08     Ending
 AVERAGE BALANCE SHEET               Inc(Dec)    Inc(Dec)    Balances
 ---------------------              ----------------------------------
 Assets:
 Investment securities, at cost          (14%)       (17%)  $  954,146
 Short-term investments                  N/M         N/M       408,354
 Loans held for sale                     N/M          71%        9,675
 Loans: Commercial                        (4%)        (5%)     709,519
        Commercial real estate            (2%)        (7%)   2,095,112
        Residential real estate           (1%)        (7%)     427,657
        Consumer                           1%         12%      358,394
                                    ----------------------------------
  Total loans                             (2%)        (5%)  $3,590,682
                                    ----------------------------------
  Total earning assets                     2%          0%   $4,962,857

 Allowance for loan losses                11%        176%     (165,577)
 Goodwill                                  0%       (100%)          --
 Other non-earning assets                  8%         13%      501,061
                                    ----------------------------------
  Total assets                             2%         (1%)  $5,298,341
                                    ==================================
 Liabilities and Stockholders'
  Equity:
 Non-interest bearing deposits             6%          0%   $  519,028
 Interest bearing deposits                (9%)       (39%)   1,043,596
 Time deposits                            21%         40%    1,639,773
                                    ----------------------------------
  Total bank issued deposits               6%         (9%)  $3,202,397
                                    ----------------------------------
 Wholesale deposits                       12%         92%    1,167,285
 Short-term borrowings                   (21%)       (19%)     277,924
 Long-term borrowings                    (13%)       (15%)     349,646
                                    ----------------------------------
  Total wholesale funding                 (1%)        27%   $1,794,855
                                    ----------------------------------
  Total interest bearing liabilities       3%          2%    4,478,224
                                    ----------------------------------
 Other liabilities                       (16%)       (31%)      58,614
                                    ----------------------------------
  Total liabilities                        3%          1%   $5,055,866
                                    ----------------------------------
 Stockholders' equity                    (12%)       (30%)     239,904
 Other comprehensive (loss) income       (42%)       N/M         2,571
                                    ----------------------------------
  Total stockholders' equity             (10%)       (32%)     242,475
                                    ----------------------------------
  Total liabilities & stockholders'
   equity                                  2%         (1%)  $5,298,341
                                    ==================================

 CREDIT QUALITY
 --------------
 Ending allowance for loan losses         21%         71%
 Net charge-offs                         (40%)       146%
 Net charge-offs to avg loans
  (annualized)                           (38%)       161%
 Non-performing assets:
  Non-accrual loans                       29%        248%
  Loans 90 days past due & still
   accruing                               (1%)       N/M
  Troubled debt restructured loans
   (TDRs)                                  0%        N/M
                                    ----------------------
   Total non-performing loans             28%        N/M
  Foreclosed real estate                 (11%)       N/M
  Other foreclosed assets                  6%         (4%)
                                    ----------------------
   Total non-performing assets            26%        N/M
                                    ======================

 N/M = not meaningful

CONTACT:  AMCORE Financial, Inc.
          For media inquiries:
          Katherine Taylor, Investor Relations Manager
            815-961-7164
          For financial inquiries:
          Judith Carre Sutfin, Executive Vice President and CFO
            815-961-7081